SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

October 5, 2012

Date of Report (Date of earliest event reported)

SUNOCO, INC.

(Exact name of registrant as specified in its charter)

Pennsylvania	1-6841	23-1743282
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1818 Market Street, Suite 1500 Philadelphia, PA	19103-3615
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (215) 977-3000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e-4(c))

Item 1.02.	Termination of a Material Definitive Agreement.

On October 5, 2012, Sunoco, Inc. (the “Company”) terminated its $800 million secured revolving credit agreement (the “Credit Agreement”), which was entered into on November 22, 2011 with a syndicate of banks and financial institutions, including JP Morgan Chase Bank, N.A., as administrative agent. The Credit Agreement had a final maturity date of November 22, 2012, and at the time of termination, no borrowings were outstanding thereunder. Simultaneous with the termination of the Credit Agreement, the Company terminated the Pledge and Security Agreement, the Pledge Agreement and the other collateral documents pursuant to which the Company’s obligations under the Credit Agreement were secured by certain of the Company’s assets.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

On October 5, 2012, Energy Transfer Partners, L.P. (“ETP”) completed the acquisition of the Company, pursuant to the terms of the Agreement and Plan of Merger, dated as of April 29, 2012, as amended by Amendment No. 1 thereto, dated as of June 15, 2012 (the “Merger Agreement”), by and among ETP, Energy Transfer Partners GP, L.P., a Delaware limited partnership (“ETP GP”), Sam Acquisition Corporation, a Pennsylvania corporation and a wholly owned subsidiary of ETP (“Merger Sub”), the Company and, for limited purposes set forth therein, Energy Transfer Equity, L.P., a Delaware limited partnership (“ETE”). Under the terms of the Merger Agreement, Merger Sub merged with and into the Company (the “Merger”), with the Company surviving the Merger.

At the effective time of the Merger on October 5, 2012 (the “Effective Time”), each share of the Company’s common stock issued and outstanding immediately prior to the Effective Time (other than shares held by the Company in treasury and shares held by ETP or Merger Sub or by any wholly owned subsidiaries of the Company, ETP or Merger Sub immediately prior to the Effective Time) was converted into the right to receive $25.00 in cash and 0.5245 of an ETP common unit (the “Standard Mix of Consideration”). In lieu of receiving the Standard Mix of Consideration, the Company’s shareholders could instead elect to receive, for each share of the Company’s common stock, either (i) $50.00 in cash (the “Cash Consideration”) or (ii) 1.0490 ETP common units (the “Unit Consideration”); provided that the Cash Consideration and the Unit Consideration were each subject to proration to ensure that the aggregate amount of cash paid and the aggregate number of ETP common units issued in the Merger was the same that would be paid and issued if each share of the Company’s common stock had been converted into the Standard Mix of Consideration.

The election deadline for the merger consideration was October 1, 2012 and the notice of guaranteed delivery deadline was October 4, 2012. Based on the final results of the merger consideration elections and the terms of the Merger Agreement:

•	holders of approximately 2.59% of the Company’s outstanding shares, or approximately 2,711,665 shares, elected and will receive the Standard Mix of Consideration;

•

holders of approximately 72.37% of the Company’s outstanding shares, or approximately 75,844,918 shares, elected the Cash Consideration; however, because the Cash Consideration was oversubscribed, such holders will receive $26.466644 in cash and 0.4937297929926 of an ETP common unit;

•	holders of approximately 4.24% of the Company’s outstanding shares, or approximately 4,449,502 shares, elected and will receive the Unit Consideration; and

•

holders of approximately 20.80% of the Company’s outstanding shares, or approximately 21,801,776 shares, did not make a valid election or did not deliver a valid election form prior to the election deadline and, therefore are deemed to have elected and will receive the Standard Mix of Consideration.

No fractional ETP common units will be issued in the Merger, and the Company’s shareholders will receive cash in lieu of fractional ETP common units.

Contemporaneously with the closing of the Merger and as provided in the Merger Agreement, the Company contributed to ETP $2.0 billion in cash and the equity interests of Sunoco Partners LLC (which currently holds the 2% general partner interest, incentive distribution rights, and a 32.4% limited partner interest in Sunoco Logistics Partners, L.P. (“SXL”)), in exchange for 90,706,000 newly issued Class F units of ETP (the “Class F Units”) (such transaction referred to herein as the “Sunoco Logistics Restructuring”). Additionally, immediately following the closing of the Merger, ETE contributed its interest in Southern Union Company (“Southern Union”) to ETP Holdco Corporation (“ETP Holdco”), in exchange for a 60% equity interest in ETP Holdco. In conjunction with ETE’s contribution, ETP contributed its interest in the Company (exclusive of its interest in SXL) to ETP Holdco and retained a 40% equity interest in ETP Holdco. These transactions are referred to herein as the “Holdco Restructuring.”

As a result of the Merger, the Sunoco Logistics Restructuring and the Holdco Restructuring, ETP and ETE own an indirect 40% and 60% equity interest, respectively, in both the Company and Southern Union, while ETP owns the general partner interest, incentive distribution rights and a 32.4% limited partner interest in SXL. ETE owns the general partner interest, incentive distribution rights and 52.5 million common units representing limited partner interests in ETP.

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

In connection with the consummation of the Merger, the New York Stock Exchange (the “Exchange”) was notified that each outstanding share of the Company’s common stock was converted into the right to receive the merger consideration described above, subject to the terms and conditions of the Merger Agreement. Sunoco requested that the Exchange file a notification of removal from listing on Form 25 with the Securities and Exchange Commission (the “SEC”) with respect to the delisting of the Company’s shares of common stock. The Company’s common stock was delisted and removed from trading on the Exchange on October 5, 2012.

Item 3.03.	Material Modification to Rights of Security Holders.

Pursuant to the terms of the Merger Agreement, each share of the Company’s common stock issued and outstanding immediately prior to the Effective Time of the Merger (other than shares held by the Company in treasury and shares held by ETP or Merger Sub or by any wholly owned subsidiaries of the Company, ETP or Merger Sub immediately prior to the Effective Time) was converted into the right to receive the merger consideration as described above.

At the Effective Time of the Merger, holders of the Company’s shares common stock ceased to have any rights as stockholders of the Company, other than the right to receive the merger consideration as set forth above.

Each award of stock options outstanding immediately prior to the Effective Time of the Merger vested as of the Effective Time and was converted into the right to receive a cash payment equal to (a) the number of shares of the Company’s common stock subject to the stock option, multiplied by (b) the excess, if any, of $50.00 over the per share exercise price of the stock option, less any applicable withholding or other taxes.

Each award of restricted share units and performance share units outstanding immediately prior to the Effective Time of the Merger vested as of the Effective Time and was converted into the right to receive an amount in cash equal to (a) the number of shares of the Company’s common stock subject to such award multiplied by (b) $50.00 (or, in the case of awards granted prior to March 1, 2012, the highest trading price per share of the Company’s common stock as reflected in the Wall Street Journal during the 60-day period immediately preceding the Effective Time of the Merger, if greater than $50.00), less any applicable withholding or other taxes. For each performance share unit with respect to which the Effective Time of the Merger occurs prior to the first anniversary of the grant date and for each performance share unit award granted in 2012, the number of shares of the Company’s common stock subject to such award was deemed to equal the target number of shares of the Company’s common stock subject to such award. For each other performance share unit award, the number of shares of the Company’s common stock subject to such award was deemed to equal the greater of (x) the target number of shares of the

Company’s common stock subject to such award, and (y) the number of shares of the Company’s common stock that would be earned with respect to such award based on the Company’s actual performance immediately prior to the Effective Time of the Merger. A holder of restricted share units or performance share units is entitled to payment of any accrued cash dividend equivalents corresponding to such units in connection with the cash-out of the underlying units, less any applicable withholding or other taxes.

Each award granted under the Company’s Leadership Recognition Plan denominated in shares of the Company’s common stock outstanding immediately prior to the Effective Time of the Merger vested as of the Effective Time and was converted into the right to receive an amount in cash equal to (a) the number of shares of the Company’s common stock subject to such award multiplied by (b) $50.00, less any applicable withholding or other taxes.

At the Effective Time of the Merger, each account under the Company’s Directors’ Deferred Compensation Plan I, the Company’s Directors’ Deferred Compensation Plan II, the Company’s Deferred Compensation Plan and the Company’s Executive Involuntary Deferred Compensation Plan denominated in shares of the Company’s common stock was converted into a vested obligation to pay an amount in cash equal to the total number of shares of the Company’s common stock subject to such deferred share account multiplied by $50.00, plus, other than with respect to the Company’s Executive Involuntary Deferred Compensation Plan, interest at a rate of 120% of the long-term applicable federal rate from the Effective Time through the applicable payment date (less all applicable withholding and other taxes).

The information in Item 2.01 is incorporated herein by reference.

Item 5.01.	Changes in Control of Registrant.

As a result of the Merger, a change of control of Sunoco occurred on October 5, 2012 and, following the consummation of the ETP Holdco Restructuring, ETP and ETE will indirectly own a 40% and 60% equity interest, respectively, in the Company.

ETP’s source of funds for the merger consideration include ETP common units, funds from ETP’s revolving credit facility and cash contributed to ETP from the Company in connection with the Sunoco Logistics Restructuring.

The information in Item 2.01 and 3.03 is incorporated herein by reference.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At the Effective Time of the Merger, each of the members of the Company’s board of directors resigned from the board and ceased to be directors of the Company. The members of the Company’s board immediately prior to the Effective Time of the Merger were Messrs. John P. Jones, III, Chris C. Casciato, James G. Kaiser, William H. Easter, III, Gary W. Edwards, John K. Wulff and Mmes Irene C. Britt and Ursula O. Fairbairn.

Effective on October 5, 2012, the following individuals were elected to the Company’s board of directors: Kelcy Warren, Marshall S. (Mackie) McCrea, III, John W. McReynolds, Thomas P. Mason and Martin Salinas, Jr.

At the Effective Time of the Merger, the following officers of the Company were replaced with officers of Merger Sub pursuant to the terms of the Merger Agreement: Brian P. MacDonald, President and Chief Executive Officer; Michael J. Colavita, Senior Vice President and Interim Chief Financial Officer; Joseph P. Krott, Comptroller; Stacy L. Fox, Senior Vice President, General Counsel and Secretary; and Dennis Zeleny, Senior Vice President and Chief Human Resources Officer.

Effective on October 5, 2012, Robert W. Owens was appointed President and Chief Executive Officer of the Company, Martin Salinas, Jr. was appointed Chief Financial Officer and Thomas P. Mason was appointed Senior Vice President, General Counsel and Secretary.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On October 5, 2012, the Company amended and restated its articles of incorporation and bylaws. Copies of the articles of incorporation and bylaws are attached hereto as Exhibit 3.1 and Exhibit 3.2, respectively.

Item 7.01.	Regulation FD Disclosure.

On October 5, 2012, ETP and the Company issued a joint press release in connection with the completion of the Merger. The full text of the press release is attached hereto as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

3.1	Amended and Restated Articles of Incorporation of Sunoco, Inc., dated October 5, 2012.

3.2	Amended and Restated Bylaws of Sunoco, Inc., dated October 5, 2012.

99.1	Press release of Energy Transfer Partners, L.P. and Sunoco, Inc. dated October 5, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 11, 2012	SUNOCO, INC.

	By:	/s/ Martin Salinas, Jr.
Name: Martin Salinas, Jr.
Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

3.1	Amended and Restated Articles of Incorporation of Sunoco, Inc., dated October 5, 2012.

3.2	Amended and Restated Bylaws of Sunoco, Inc., dated October 5, 2012.

99.1	Press release of Energy Transfer Partners, L.P. and Sunoco, Inc. dated October 5, 2012.